Exhibit 1.1

China New Borun Corporation

[   •   ] American Depositary Shares

Representing

[   •   ] Ordinary Shares par value $0.001 per share

UNDERWRITING AGREEMENT

[   •   ], 2010

PIPER JAFFRAY & CO.

As the Representative of the several

  Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota  55402

Ladies and Gentlemen:

China New Borun Corporation, a Cayman Islands exempted company limited by shares (the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [   •   ] American Depositary Shares (the “Firm ADSs”) representing [   •   ] ordinary shares, $0.001 par value per share (the “Ordinary Shares”), of the Company.  The Company has also granted to the several Underwriters an option to purchase up to [   •   ] additional ADSs on the terms and for the purposes set forth in Section 3 hereof (the “Option ADSs”).  The Firm ADSs and any Option ADSs purchased pursuant to this Underwriting Agreement are herein collectively called the “ADSs.”  The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares,” and the Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of [•], 2010, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent [•] Ordinary Share[s] deposited pursuant to the Deposit Agreement.

The Company hereby confirms its agreement with respect to the sale of the ADSs to the several Underwriters, for whom you are acting as the representative (the “Representative”).

1.                                       Registration Statement and Prospectus.  A registration statement on Form F-1 (File No. 333-[   •   ]) (the “initial registration statement”) with respect to the Shares and the ADSs, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended

(the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the “additional registration statement”).  Copies of such registration statements and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus.  If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A (“Rule 430A Information”).  “Original Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all amendments to the initial registration statement as of such time, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form F-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations.  “Rule 462(b) Registration Statement” as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b).  “Registration Statement” as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time.  For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A.  For purposes of this Agreement, “Effective Time” with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b).  “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time.  “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C.  For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the ADSs and the offering and otherwise satisfies Section 10(a) of the Act.  “Preliminary Prospectus” as of any time means any Statutory

Prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus that omits Rule 430A Information.  All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, the ADS Registration Statement (as defined herein) or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, analysis and Retrieval System (“EDGAR”).

2.                                       Representations and Warranties of the Company.

(a)                                  The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)                                                                              No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(ii)                                                                          As of the time any part of each of the Original Registration Statement and the 462(b) Registration Statement (or any post-effective amendment thereto) became effective and at all other subsequent times until expiration of the Prospectus Delivery Period (as hereinafter defined), upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at all other subsequent times until expiration of the Prospectus Delivery Period and at the First Closing Date and Second Closing Date, (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).  If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii)                                                                      Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the information on Schedule III, and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).  As used in this paragraph and elsewhere in this Agreement:

(1)                                                                                     “Time of Sale” means [   •   ]:00 [a/p]m (Eastern time) on the date of this Agreement

(2)                                                                                     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares and the ADSs that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Shares and ADSs or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(3)                                                                                     “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(4)                                                                                     “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(iv)                                                                     (A)                                     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f).

(B)                                          (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Act.

(C)                                          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(v)                                                                        The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  BDO China Lixin Dahua Certified Public Accountants Co., Ltd., which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi)                                                                     Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation except as disclosed in the Registration Statement. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii)                                                                  Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of Ordinary Shares due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

(viii)                                                               Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, if determined adversely to the Company, would result in any Material Adverse Change, or would materially and adversely affect the ability of the Company  to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the ADSs.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(ix)                                                                       There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(x)                                                                          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement, the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s memorandum of association or articles of association or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”).  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement, the Deposit Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the ADSs by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement, the Deposit Agreement and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the ADSs as contemplated by this Agreement and the Deposit Agreement.

(xi)                                                                       The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance of the Depositary of ADRs evidencing ADSs and the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xii)                                                                    No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC, Hong Kong or the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong or Cayman Islands taxing authority in connection with (A) the execution and delivery of this Agreement or the Deposit Agreement; (B) the issuance and sale of the Shares; (C) the deposit of the Ordinary Shares with the Depositary (as defined in the Deposit Agreement); (D) the issuance of the ADSs by the Depositary and the delivery of the ADSs to or for the account of the Underwriters; and (E) the purchase from the Company and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof.

(xiii)                                                                 All of the issued and outstanding shares of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Ordinary Shares which may be sold hereunder by the Company have been duly authorized and, when issued, and paid for in accordance with the terms of this Agreement, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s memorandum or articles of association or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below).  All of the issued and outstanding shares of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration

Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such subsidiaries.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”  The ADSs and Ordinary Shares conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiv)                                                                The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Registration Statement, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable national, provincial, local and foreign laws, regulations, orders and decrees.

(xv)                                                                   The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi)                                                                The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the

Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service  mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xvii)                                                             Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws, memorandum of association, articles of association or other constituent or organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

(xviii)                                                          The Company and each of its subsidiaries have timely filed all national, provincial, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xix)                                                                  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the ADSs other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xvi) of this Agreement.

(xx)                                                                     A registration statement on Form F-6 (File No. 333-•) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been declared effective by the Commission in such form; no other document with respect to such registration has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xxi)                                                                  The ADSs have been approved for listing on the [   •   ] Stock Exchange upon official notice of issuance and, on the date the Original Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective.  Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of the FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(xxii)                                                               Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no share capital or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxiii)                                                            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxiv)                                                           Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxv)                                                              Each of the Company and its subsidiaries carries, or is covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and  neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxvi)                                                           The Company is not and, after giving effect to the offering and sale of the ADSs, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvii)                                                     The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxviii)                                                     The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxix)                                                          Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws:  (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable international, national, provincial, local, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the  foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxx)                                                                Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxi)                                                             To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% shareholders or any affiliate or affiliates of any such officer, director or 5% shareholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxii)                                                          Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination,  liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxxiii)                                                       The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, national, provincial and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxiv)                                                      Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxv)                                                         No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(xxxvi)                                                      No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(xxxvii)                                                   Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxviii)                                                The Company and its subsidiaries have complied with, and confirmed compliance by each of (i) its principal shareholders as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals. None of the individual shareholders of the Company is a PRC citizen. Thereof none of the individual shareholders is subject to the requirement of the SAFE registration.

(xxxix)                                                        The section entitled “Operating and Financial Review and Prospects” in the Statutory Prospectus included in the Time of Sale Disclosure Package and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xl)                                                                       The Company’s management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(xli)                                                                    The Time of Sale Disclosure Package and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and neither the Company nor any of its subsidiaries is engaged in any, nor has any obligations under, any “off-balance sheet transactions or arrangements” as defined by the Commission. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xlii)                                                                 The statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the shares and the ADSs, and under the captions “Regulations,” “Related Party Transactions,” “Taxation,” “Enforceability of Civil Liabilities,” and “Underwriting,” and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xliii)                                                              The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(xliv)                                                             As of the date of the Prospectus and as of the date of this Agreement, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and SAFE of the PRC on August 8, 2006 (the “M&A Rules”) did not and do not apply to the issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, nor is the China Securities Regulatory Commission (the “CSRC”) or other PRC governmental approval required in connection with the above.

(xlv)                                                                The statements set forth in the Statutory Prospectus and Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—PRC Regulations Relating To Offshore Investment Activities By PRC Residents May Increase The Administrative Burden We Face And May Subject Our PRC Resident Beneficial Owners To Personal Liabilities, Limit Our PRC Subsidiary’s Ability To Distribute Profits To Us, Limit Our Ability To Inject Capital Into Our PRC Subsidiary, Or May Otherwise Expose Us To Liability Under The PRC Law” and “Risk Factors—Risks Related to Operating in China—The Application Of PRC Regulations Relating To The Overseas Listing Of PRC Domestic Companies Is Uncertain, And We May Be Subject To Penalties For Failing To Obtain Approval Of The PRC Authorities Prior To Listing Our ADSs In The U.S.” are a fair and accurate summary in all material respects of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

(xlvi)                                                             Except as set forth in the Time of Sale Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its subsidiaries or to any other person; the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, codes and other requirements relating to employee benefits.

(xlvii)                                                          The material mechanical, electrical and other operating systems on and in the Company’s operating projects are in all material respects in good working order and are adequate in all material respects for the operation of the projects by the Company and its Subsidiaries as described in the Time of Sale Disclosure Package and the Prospectus.

(xlviii)                                                       None of the Company, any of its subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waive and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 hereof and Section [•] of the Deposit Agreement.

(xlix)                                                               Except as set forth in the Time of Sale Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the Depositary and to the holders of Shares, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the British Virgin Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(l)                                                                            The Company has obtained written consents to the use the statistical and market-related data included in the Time of Sale Disclosure Package and the Prospectus, and such consents have not been revoked.

(li)                                                                      The Company is a “foreign private issuer” within the meaning of Rule 405 of the Rules and Regulations.

(lii)                                                                      Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person that are required to be disclosed pursuant to the Rules and Regulations.

(liii)                                                                   Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 14 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement. Under the laws of the British Virgin Islands, the courts of the British Virgin Islands will recognize and give effect to the choice of law provisions set forth in Section 14 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement. Under the laws of Hong Kong, the courts of Hong Kong will recognize and give effect to the choice of law provisions set forth in Section 14 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.  Under the laws and regulations of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth in Section 14 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.

3.                                       Purchase, Sale and Delivery of Shares and ADSs.

(a)                                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [   •   ] Firm ADSs to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto.  The purchase price for each Firm ADS shall be $[   •   ] per ADS.  The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm ADSs (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm ADSs to be sold by the Company pursuant to this Agreement as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm ADSs to be purchased by all Underwriters pursuant to this Agreement.  In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm ADSs specified in Schedule I.

The Firm ADSs will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the ADSs are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Representatives so elect, delivery of the Firm ADSs may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Firm ADSs, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and the Custodian, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date at the offices of Piper Jaffray & Co., Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, hereby grant to the several Underwriters an option to purchase all or any portion of the Option ADSs at the same purchase price as the Firm ADSs, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm ADSs.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option ADSs as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option ADSs are to be registered and the date and time, as determined by you, when the Option ADSs are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as the number of Firm ADSs to be purchased by such Underwriter is of the total number of Firm ADSs to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares.  No Option ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

The Option ADSs will be delivered by the Custodian and the Company, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Custodian or the Company, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.  If the Representatives so elect, delivery of the Option ADSs may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Option ADSs in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c)                                  It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the ADSs to be purchased by such Underwriter.  Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.  Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.                                       Covenants.

(a)                                  The Company covenants and agrees with the several Underwriters as follows:

(i)                                                                              If the Original Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Original Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus  has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the ADSs by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii)                                                                           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii)                                                                        (A)                                     Within the time during which a prospectus (assuming the absence of Rule 172) relating to the ADSs is required to be delivered under the Act by any Underwriter or dealer, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the ADSs as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)                                       If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Shares and the ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)                              The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters three signed copies of the Registration Statement including all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(v)                                                                          During a period of  four years commencing with the date hereof, the Company will furnish to the Representative, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the shareholders of the Company and all information, documents and reports filed with the Commission, NYSE, FINRA or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vi)                                                                       The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii)                                                                    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares and the ADSs, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the

Underwriters’ counsel incurred in connection with the qualification of the Shares and the ADSs for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) up to $10,000 of the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the ADSs. If the sale of the ADSs provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, if this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the ADSs provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder.

(viii)                                                                 The Company grants to Piper Jaffray a first right of refusal, exercisable by Piper Jaffray at its sole discretion, for a period of fifteen (15) months following the first day of trading of the securities of the Company under the proposed offering with Piper Jaffray as the bookrunner, to participate as exclusive sole book-running manager or sole placement agent with respect to any future equity financing by the Company.  Such future equity financings shall include sales of equity securities (including securities convertible into equity securities), regardless of whether such security is to be sold in a private placement, private re-sale or a public offering, and regardless of whether the offering is to be a U.S. offering or non-U.S offering, either in whole or in part.  Furthermore, in the event that Piper Jaffray agrees to participate in any such future financing, Piper Jaffray shall be paid such fees as are customary for such type of financing.  Such right of first refusal shall not give rise to a commitment by Piper Jaffray of any kind.

(ix)                                                                         The Company will apply the net proceeds from the sale of the ADSs to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x)                                                                            The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.  If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.  The Company will provide the Representative, any co-managers and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xi)                                                                         The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each of the Company’s directors and officers.  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the ADSs and Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii)                                                                      The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has not effected any sales of ADSs and Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiii)                                                                   The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xiv)                                                                  The Company will file, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, with the Commission such periodic and special reports as required by the Rules and Regulations within the time periods required thereby.

(xv)                                                                     The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xvi)                                                                  The Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(xvii)                                                               The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., it has not made and will not make any offer relating to the ADSs and Ordinary Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission[; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.]  Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic roadshow.

(xviii)                                                            The Company will deposit the Ordinary Shares, prior to each time of delivery, with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such time of delivery.

(xix)                                                                    The Company will not facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Deposit Agreement without the consent of the Representative.

(xx)                                                                       The Company will use its best efforts to maintain the listing of the ADSs on the NYSE.

(xxi)                                                                    The Company will comply with the SAFE rules and regulations (the “SAFE Rules and Regulations”) in all material respects, and will use commercially reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under applicable SAFE Rules and Regulations.

(xxii)                                                                 The Company will arrange for the qualification of the ADSs and the Ordinary Shares they represent for sale under the foreign or state securities or blue sky laws of such jurisdictions as the Representative designates and will continue such qualification in effect so long as required for the distribution.

(xxiii)                                                              The Company will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands.

(xxiv)                                                             The Company will not directly or indirectly use the proceeds of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxv)                                                                The Company, including any parent, subsidiary, affiliate, employee or agent thereof, will use its commercially reasonable best efforts to comply with the FCPA.

5.                                       Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(a)                                  The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representative of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule

424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus  shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)                                 No Underwriter shall have advised the Company that (i) the Registration Statement, the ADS Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)                                  Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, is so material and adverse that it makes it impractical or inadvisable to offer or deliver the ADSs on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)                                 On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e)                                  On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of K&L Gates, LLP, United Stats counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(f)                                        On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, the opinion of B&D Law Firm, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.

(g)                                  On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, the opinion of Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(h)                                     On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, the opinion of [ ], Hong Kong counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.

(i)                                         On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, the opinion of [ ], British Virgin Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representative.

(j)                                      On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, such opinion or opinions from DLA Piper Hong Kong, United States counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(k)                                   On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, such opinion or opinions from Commerce & Finance Law Offices, PRC counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(l)                                      On each Closing Date, there shall have been furnished to you, as the Representative of the several Underwriters, such opinion or opinions from [   •   ], counsel for the Depositary, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(m)                                On the date of this Agreement, you, as Representative of the several Underwriters, shall have received a letter of BDO China Lixin Dahua Certified Public Accountants Co., Ltd., dated such date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, customarily included in the accountants’ “comfort letter,” with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement; and on each Closing Date, you shall have received a letter of BDO

China Lixin Dahua Certified Public Accountants Co., Ltd., dated such Closing Date and addressed to you, confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the initial Closing Date or more than five days prior to the date of such letter), the conclusions and findings set forth in such prior letter.

(n)                                  On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                                                              The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)                                                                           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the ADSs and Ordinary Shares for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus,  has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                                                                        The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and the ADS Registration Statement, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required pursuant to the Rules and Regulations to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its share capital, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital, of the Company, or any of its subsidiaries, or any other Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court, Governmental Agency or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

(o)                                                       The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4.

(p)                                                       The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(q)                                                       FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(r)                                                          The ADSs to be delivered on such Closing Date will have been approved for listing on the NYSE, subject to official notice of issuance.

(s)                                                        Certificates in negotiable form representing all of the Ordinary Shares underlying the ADSs to be sold by the Company hereunder will be placed in custody with the Depository or any custodian appointed under the Deposit Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.                                       Indemnification and Contribution.

(a)                                  The Company and Mr. Jinmiao Wang (the “Controlling Person”), jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Controlling Person, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Controlling Person or the Company will be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f).

(b)                                 Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Controlling Person on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Controlling Person on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Controlling Person on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Controlling Person or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Controlling Person and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company and the Controlling Person under this Section 6 shall be in addition to any liability which the Company and the Controlling Person may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f)                                    The Underwriters severally confirm and the Company and the Controlling Person acknowledge that the statements with respect to the public offering of the ADSs by the Underwriters regarding the names and the corresponding share amounts set forth in the second paragraph under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.                                       Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the ADSs to and by the Underwriters hereunder.

8.                                       Substitution of Underwriters.

(a)                                  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased does not aggregate more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)                                 If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased aggregates more than 10% of the total amount of Firm ADSs set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate.  In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the

Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.                                       Termination.

(a)                                  You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, shareholders’ equity, properties, management, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business, (iii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iv) trading on the NYSE Stock Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE Stock Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (vi) a banking moratorium shall have been declared by the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or U.S. federal or state authorities, or (vii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the ADSs.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b)                                 If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.                                 Default by the Company.

If the Company shall fail at the First Closing Date to sell and deliver the number of ADSs which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.                                 Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representative c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an

Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at [   •   ] Attention:  [   •   ] .  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the ADSs from any of the several Underwriters.

13.                                 Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company and the Representative have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or are advising the Company on other matters; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.                                 Submission to Jurisdiction.  In connection with any action involving the Company or the Controlling Person arising out of or relating to this Agreement, the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court”) shall have jurisdiction over the adjudication of such matters, and the Company and, the Controlling Person consent to the jurisdiction of such New York Courts and personal service with respect thereto. The

Company and the Controlling Person hereby consent to personal jurisdiction, service and venue in any New York Court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company, each of the Underwriters and the Controlling Person waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Controlling Person agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Controlling Person and may be enforced in any other courts to the jurisdiction of which the Company or the Controlling Person is or may be subject by suit upon such judgment. The Company and the Controlling Person have appointed CorpDirect Agents, Inc. as their respective authorized agent (the “Authorized Agent”) upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court.

16.                                 Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Controlling Person will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Controlling Person and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17.                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                                 Time.  Time is of the essence of this Agreement.

19.                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

20.                                 Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

21.                                 General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Controlling Person and the several Underwriters in accordance with its terms.

Very truly yours,

China New Borun Corporation

By
Name:
Title:

Controlling Person

By
Jinmiao Wang

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in
Schedule I hereto.

PIPER JAFFRAY & CO.

By
Managing Director

SCHEDULE I

Underwriter	Number of Firm ADSs (1)

Total

(1)                                  The Underwriters may purchase up to an additional [   •   ] Option ADSs, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

[SCHEDULE II

Issuer General Free Writing Prospectuses]

SCHEDULE III

Pricing Information